FOR IMMEDIATE RELEASE

WESTMOORE ANNOUNCES NEW NAME AND TRADING SYMBOL

ANAHEIM HILLS, CA – January 28, 2008 – As previously announced, Westmoore Investment, L.P. and certain of its affiliated companies (“Westmoore”) recently acquired a controlling interest in Starmed Group, Inc. (SMED:OTCBB).
As part of the acquisition, Westmoore has changed the name of the corporation from Starmed Group, Inc. to
Westmoore Holdings, Inc. and thus applied for a trading symbol change. NASDAQ has notified us that at the open of business today, Monday, January 28, 2008, the new name and ticker symbol – WSMO – has taken effect on the OTC
Bulletin Board (OTCBB).

Westmoore is a broad-based private equity group headquartered in Anaheim Hills, California. Westmoore provides management expertise across its portfolio of businesses, which includes business development, lending, and real estate.

Contact:
Tammy Perry
Westmoore Investor Relations
Tel: 714-998.4425 x110
Email: